SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)       May 9, 1997
                                                 ---------------------


                           Coda Music Technology, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


        0-26192                                         41-1716250
 (Commission File Number)                  (I.R.S. Employer Identification No.)


    6210 Bury Drive
    Eden Prairie, Minnesota                               55346-1718
(Address of Principal Executive Offices)                   (Zip Code)


                                 (612) 937-0611
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

                  Coda Music Technology, Inc. (the "Company") pursuant to Rule 135c under the Securities Act of 1933 (the "Act") has made a public announcement that it is making a private offering of its securities which it is not required to register under the Act. The Company is offering a minimum of 1,153,846 and a maximum of 1,730,769 shares of its Common Stock at $1.30 per share. In addition, purchasers will receive for each two shares purchased a warrant to purchase one additional share at $2.00 per share subject to certain adjustments. Venture capital funds have indicated their intent to purchase at least 865,385 of the shares offered. Proceeds of the offering will be used for sales and marketing, development of the Company's Vivace product and repertoire and working capital. The offering is scheduled to close on May 29, 1997 subject to extension by the Company for up to 60 days.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CODA MUSIC TECHNOLOGY, INC.



Date:  May 12, 1997                             By  /s/ John W. Paulson
                                                   Its Chairman and
                                                   Chief Executive Officer